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Exhibit 25(c)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☒

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

K. Wendy Kumar
U.S. Bank National Association
100 Wall Street—Suite 1600
New York, NY 10005
(212) 361-2535
(Name, address and telephone number of agent for service)

Hawaiian Electric Industries, Inc.
(Exact name of obligor as specified in its charter)

Hawaii (State or other jurisdiction of incorporation or organization)	99-0208097 (I.R.S. Employer Identification No.)
900 Richards Street Honolulu, Hawaii (Address of Principal Executive Offices)	96813 (Zip Code)

Junior Subordinated Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

    Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

2.
A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.
A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.
A copy of the existing bylaws of the Trustee.**

**
Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

5.
A copy of each Indenture referred to in Item 4. Not applicable.

6.
The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.
Report of Condition of the Trustee as of September 30, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City New York, State of New York on the 4th of November, 2011.

By:	/s/ K. WENDY KUMAR K. Wendy Kumar Vice President

 Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

        1.     The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

        2.     "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.
Acting Comptroller of the Currency

 Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

        1.     The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. I, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

        2.     "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, l962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and
District of Columbia, this September 9, 2010.
Acting Comptroller of the Currency

 Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 4, 2011

By:	/s/ K. WENDY KUMAR
K. Wendy Kumar
Vice President

 Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2011

($000's)

9/30/2011
Assets
Cash and Balances Due From Depository Institutions	$13,707,494
Securities	66,888,393
Federal Funds	5,954
Loans & Lease Financing Receivables	197,036,739
Fixed Assets	5,547,055
Intangible Assets	12,420,133
Other Assets	23,843,503

Total Assets	$319,449,271
Liabilities
Deposits	$226,338,015
Fed Funds	7,802,656
Treasury Demand Notes	0
Trading Liabilities	545,669
Other Borrowed Money	35,170,032
Acceptances	0
Subordinated Notes and Debentures	6,179,246
Other Liabilities	9,493,484

Total Liabilities	$285,529,102
Equity
Minority Interest in Subsidiaries	$1,912,544
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	17,852,553

Total Equity Capital	$33,920,169
Total Liabilities and Equity Capital	$319,449,271

QuickLinks

  Exhibit 25(c)
FORM T-1
  Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
  Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
  Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
SIGNATURE
  Exhibit 2
CERTIFICATE OF CORPORATE EXISTENCE
  Exhibit 3
CERTIFICATE OF FIDUCIARY POWERS
  Exhibit 6
CONSENT
Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 9/30/2011 ($000's)